UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 18, 2023
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Cable One, Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-36863	13-3060083
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 E. Earll Drive, Phoenix, Arizona	85012
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (602) 364-6000
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CABO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 18, 2023, the board of directors (the “Board”) of Cable One, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, increased the number of directors constituting the Board from eight to nine and elected P. Robert Bartolo, 51, to serve as a director of the Company, effective immediately, filling the vacancy resulting from the increase. Mr. Bartolo will stand for election at the Company’s 2024 Annual Meeting of Stockholders. The Board also named Mr. Bartolo to serve as a member of the Audit Committee of the Board effective August 18, 2023.
Since May 2022, Mr. Bartolo has served as chair of the board of directors of Crown Castle Inc. (“Crown Castle”) and has served as a director of Crown Castle since February 2014. Mr. Bartolo served as a portfolio manager in the U.S. Equity Division of T. Rowe Price from March 2005 to January 2014. During such time, Mr. Bartolo also served as Vice President of T. Rowe Price Group, Inc. From October 2007 to January 2014, Mr. Bartolo served as Executive Vice President of the U.S. Growth Stock Fund and chairman of that fund’s Investment Advisory Committee. Mr. Bartolo also analyzed and recommended companies in the telecommunications, cable and related industries for T. Rowe Price from August 2002 to March 2007 and co-managed the Media and Telecom Fund from March 2005 to March 2007. Mr. Bartolo has earned the Chartered Financial Analyst designation.
Mr. Bartolo will receive cash and equity compensation in accordance with the Company’s Non-Employee Director Compensation Program, as disclosed in the Company’s 2023 Proxy Statement, including an annual equity award grant in the form of restricted stock units under the Cable One, Inc. 2022 Omnibus Incentive Compensation Plan with a grant-date fair value of approximately $155,000 and an annual cash retainer of $90,000, each pro-rated for the portion of the 2023-2024 service year following his appointment to the Board.
There is no other arrangement or understanding between Mr. Bartolo or any other person pursuant to which he was appointed as a director of the Company. There are no family relationships among Mr. Bartolo and any of the Company’s directors or executive officers. Mr. Bartolo has not had an interest in any transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, that requires disclosure pursuant to Item 404(a) of Regulation S-K.
Item 7.01    Regulation FD Disclosure.
On August 18, 2023, the Company issued a press release announcing Mr. Bartolo’s appointment to the Board. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information contained in this Item 7.01 as well as in Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release issued by Cable One, Inc., on August 18, 2023.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cable One, Inc.

	By:	/s/ Peter N. Witty
		Name:	Peter N. Witty
		Title:	Senior Vice President and General Counsel

Date: August 18, 2023